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                                                                   Exhibit 10.35


IN ARBITRATION UNDER THE RULES OF
THE COMMERCIAL ARBITRATION TRIBUNAL
OF THE AMERICAN ARBITRATION ASSOCIATION
NEW YORK CITY, NEW YORK

------------------------------------------
In the Matter of the Arbitration Between:

JOHN X. ADILETTA,

                         Claimant,

                                                          SETTLEMENT AGREEMENT
                                                          AND RELEASE AND WAIVER
                                                          OF CLAIMS.

AQUIS COMMUNICATIONS GROUP, INC.
A Delaware corporation f/k/a/ as BAP
ACQUISITION CORP.,

                         Respondent.

------------------------------------------


              SETTLEMENT AGREEMENT AND RELEASE AND WAIVER OF CLAIMS

     THIS SETTLEMENT AGREEMENT AND RELEASE AND WAIVER OF CLAIMS, dated as of April 4, 2000 (hereinafter "Agreement"), is made and entered into by and between Aquis Communications Group, Inc. ( "Respondent") and John X. Adiletta ("Claimant"). Respondent and Claimant may also be referred to collectively as the "Parties."

                               W I T N E S S E T H

     WHEREAS, Claimant has filed a Demand for Arbitration and Statement of Claim (above-captioned) and has initiated an arbitral proceeding which has alleged among other things, claims for the alleged breach of an employment agreement, claims for wrongful discharge and claims for alleged lost stock options and fringe benefits (the "Arbitration");

     WHEREAS, Respondent does not admit to any acts of wrongdoing or liability to Claimant, and specifically denies all allegations contained therein, and

     WHEREAS, Respondent and Claimant desire to enter into a full and complete settlement of ALL differences and outstanding claims between them, not only of claims that are the subject of the Demand For Arbitration and Statement of Claim, subject to the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the mutual promises herein contained, and intending to be legally bound hereby, it is agreed as follows:

     1. A. As its consideration for this Agreement, Respondent shall pay Claimant the sum of One Hundred Thousand Dollars ($100,000.00) (hereinafter the "Settlement Amount"). The parties intend and agree that the Settlement Amount is to be allocated as follows: Fifty Thousand Dollars ($50,000.00) for alleged emotional pain and suffering and the other Fifty Thousand Dollars ($50,000.00) as damages on account of alleged breach of contract. The Settlement Amount shall be paid as follows: A certified check in the amount of Twenty-Five Thousand Dollars ($25,000.00) of the Settlement Amount shall be made payable to "Camhy Karlinsky & Stein LLP as attorneys for John X. Adiletta," and shall be delivered to Claimant's counsel by overnight mail so as to be received no later than the third (3rd) day after the Effective Date of this Agreement subject to the conditions set forth in this Agreement. The remaining seventy-five Thousand Dollars ($75,000.00) of the Settlement Amount shall be applied to the principal balance of the New Promissory Note (defined in paragraph 1.C. below) such that the amount of indebtedness under the New Promissory Note shall be Fifty Thousand Dollars ($50,000.00) upon the Effective Date of this Agreement. The entire Settlement Amount is a sum of money the Claimant is entitled to receive only by virtue of the settlement of pending litigation.

     B. As further consideration, Respondent shall issue such number of shares (the "Settlement Shares") of restricted common stock of the Respondent, par value $.01 per share (the

"Common Stock"), upon the expiration of the Effective Date with no revocation, to the Claimant with an aggregate market value of Four Hundred Thousand Dollars ($400,000.00), such valuation to be based upon the average of the high and low bid and asked price of the Common Stock on the NASDAQ SmallCap Market on the date of this Agreement (without discount relating to their restricted nature). Claimant represents to the Respondent (x) that he is an "accredited investor" (as such term is defined in Rule 501 under the Securities Act of 1933, as amended (the "Securities Act")), (y) that he is familiar with the business and operations and financial condition of the Respondent and is capable of making an informed decision with respect to a decision to accept the Settlement Shares as consideration for this Agreement, and (z) is acquiring the Settlement Shares for investment purposes and not with a view to the distribution thereof. Certificates representing the Settlement Shares shall be issued with an appropriate restrictive legend pursuant to the Securities Act, and shall be delivered to Claimant by overnight mail no later than the third (3rd) day after the Effective Date of this Agreement. Respondent covenants that (i) Respondent will file a Registration Statement under the Securities Act as soon as practicable with respect to the Settlement Shares and all of the shares of common stock underlying the Settlement Options (defined in paragraph 1.D. below), (ii) that said shares shall be in the next Registration Statement filed after the date of this Agreement by Respondent with the Securities and Exchange Commission, and that Respondent will not file any Registration Statement unless it includes said shares, (iii) Respondent will keep the Registration Statement current for not less than one (1) year, and (iv) Respondent shall otherwise subject such shares to the registration rights previously granted to Claimant in a certain Registration Rights Agreement, dated as of March 31, 1999, which is incorporated herein by reference, and the terms and conditions thereof (except as modified herein).

     C. As further consideration, the Respondent agrees to release the indebtedness reflected in the Promissory Note dated December 1998 (the "Prior Promissory Note") and which is secured by shares of Common Stock in the monetary amount of Two Hundred Forty Thousand Dollars ($240,000.00), as well as any interest accrued to the Effective Date, and to reduce such indebtedness, to One Hundred and Twenty-Five Thousand Dollars ($125,000). Respondent shall terminate any security interest in the original promissory note. The parties agree that simultaneous with the execution of this Agreement, the Claimant will sign a new Promissory Note (hereinafter the "Note")"reflecting the same terms and conditions as the note referenced herein in the amount of One Hundred and Twenty-Five Thousand Dollars ($125,000.00). Such Note shall be payable at the earlier of (x) thirty (30) days after the effectiveness of a registration statement under the Securities Act registering the resale of the Settlement Shares, or (y) six months after the Effective Date of this Agreement. Respondent shall not report as income taxable to Claimant an amount in excess of One Hundred and Fifteen Thousand Dollars ($115,000.00) attributable to the transactions contemplated by this section 1.C. Respondent will surrender the Prior Promissory Note by sending it to Claimant by overnight delivery so that it is received no later than five (5) business days after receipt of the Note executed by Claimant. If the Prior Promissory Note can not be located, Respondent will provide an affidavit to that effect. Respondent represents and warrants that the Prior Promissory Note has not been pledged, hypothecated, assigned or otherwise transferred to an unrelated third-party.

     D. As further consideration, the parties agree that of the options to purchase Common Stock previously issued to the Respondent, Fifty-Five Thousand (55,000) options ("Settlement Options") shall become immediately vested at an exercise price of $1.12 per share. The Settlement Options shall be the subject of a written option grant, a copy of which is annexed hereto and incorporated hereby as Exhibit "A." The written Option Agreement shall be executed and delivered to the Claimant no later than two (2) business days after the Effective Date. Respondent hereby waives all other conditions of its current stock option plan that would prohibit the Claimant from entitlement to such shares or to the exercise thereof consistent with this section 1.D. Claimant hereby acknowledges that all remaining options previously granted to him have been terminated and are null and void.

     E. Claimant will receive appropriate tax documentation for the consideration received hereunder, which documentation shall have been reviewed by Claimant's counsel prior to the execution of this Agreement. Claimant acknowledges that Respondent's foregoing consideration represents a full and complete settlement of the claims and allegations referenced above. Claimant further acknowledges that the foregoing consideration provided by Respondent in exchange for his waiver of claims and other covenants and promises as outlined below is in addition to anything of value to which he is already entitled.

     2. As a material inducement for Respondent to enter into this Agreement, Claimant hereby agrees, acknowledges and promises to forego and waive any and all rights he may have to file a claim, action, complaint, controversy, cause of action, lawsuit, charge, complaint, suit, demand or petition ("claim" or "claims") in a court of law or any other tribunal against Respondent, Respondent's owners, stockholders, predecessors, successors, assigns, agents, directors, officers, current and former employees, representatives, attorneys, divisions, groups, subsidiaries, affiliates and parent companies, as well as any parent companies' owners, stockholders, predecessors, successors, assigns, agents, directors, officers, current and former employees, representatives, divisions, groups, subsidiaries and affiliates, and all persons acting by, through, under, or in concert with any of them, or any of them (collectively, "Releasees"), for any rights, claims or entitlements Claimant claims to have against Respondent and/or releasees, known and/or unknown, choate and/or inchoate, which Claimant may now have, own, or hold, or claim to have, own or hold, or which Claimant at any time heretofore had, owned or held, or claimed to have, owned, or held, or which Claimant at any time may have, own, or hold, or claim to have, own or hold against Respondent and/or releasees, from the beginning of time to the Effective Date of this Agreement, by reason of any claims arising from or related to Claimant's employment relationship with Respondent or otherwise, any affiliate of Respondent and/or releasees, and separation of any employment relationship and any matters or allegations which are the subject matter of the aforementioned allegations and contentions or otherwise, including any claims arising from any alleged violation by releasees of any federal, state or local statutes, regulations, ordinances or common law causes of action in law and in equity (and all associated claims for attorneys' fees), including but not limited to:

A.   the Federal Age Discrimination in Employment Act of 1967, as amended;

B.   Title VII of the Civil Rights Act of 1964, as amended;

C.   42 U.S.C. Section 1981, as amended;

D.   the Federal Equal Pay Act of 1963;

E. the Federal Employee Retirement Income Security Act of 1974, as amended; including but not limited to, Section 510 claims for discrimination;

F.   the Americans With Disabilities Act, as amended;

G.   the Family and Medical Leave Act;

H. Executive Order 11246 (applicable to Federal Government contractors and subcontractors);

I. the Vietnam-Era Veteran's Readjustment Assistance Act of 1974 (applicable to Federal Government contracts and subcontractors);

J. the Rehabilitation Act of 1973 (applicable to Federal Government contracts and subcontractors);

K.   the Immigration and Nationality Act, as amended;

L.   the Uniform Services Employment and Reemployment Rights Act of 1994;

M. the New Jersey Law Against Discrimination, the New Jersey Conscientious Employee Protection Act, the New Jersey Family Leave Act, the New Jersey Workers' Compensation Act, the New Jersey State Wage and Hours law, the New Jersey Political Activities of Employees law, the New Jersey Jury Duty Employment Protection law, the New Jersey Lie Detector Test law, the New Jersey Tobacco Use law, the New Jersey Genetic Testing law;

N. Any Federal, State or local law, rule, statute, ordinance, regulation, executive order or guideline, including, but not limited to, those laws specifically described above;

O. Any oral or written contract of employment with Respondent, express or implied, or any oral or written agreement, express or implied, purporting to establish terms and conditions of employment or addressing termination of employment; and

P. Any other Federal, State or local common-law causes of action related to Claimant's employment with Respondent or separation from employment with Respondent.

     Claimant acknowledges and agrees that this release specifically includes and resolves any and all claims (in addition to those above) for related costs and/or attorneys' fees.

     3. This Agreement and the releases hereunder are without prejudice to (i) the Parties' right to enforce the terms and conditions of this Agreement, and
(ii) Claimant's claims for entitlement to pension and welfare benefits (including but not limited to any monies in Respondent's 401K plan) under either state or Federal law, and all rights to COBRA coverage (under the terms of that statute).

     4. Claimant acknowledges that he has not heretofore filed any claims against Releasees in a court of law or other tribunal other than those claims covered by the above captioned action. To the extent Claimant has previously filed other claims, he agrees to take all steps necessary to dismiss that action with prejudice within ten (10) calendar days of signing this Agreement and agrees that claims raised therein are released and waived by virtue of this Agreement. Except as required by law, Claimant further agrees that no other person, organization or entity acting on his behalf and/or with his consent shall file such a claim against Releasees.

     5. Respondent represents that it has Director's and Officer's liability insurance that provides coverage for covered events during the time of the Claimant's tenure with the Respondent as an Officer, and/or Director. The Respondent also represents that its Certificate of Incorporation provides for the indemnification of Officers and Directors under circumstances stated therein. The Respondent agrees that it will not take any action to abrogate any rights or privileges that the Claimant currently enjoys under any Director's and Officer's Liability Policy or Certificate of Incorporation relating to the issue of defense and/or indemnification and that it will maintain comparable insurance for a period of no less than three (3) years from the Effective Date of the Agreement. Claimant also represents that he will abide by all conditions precedent or obligations thereunder in order to avail himself of such coverage and/or such defense and indemnification. Except as heretofore provided, it is the intent of this paragraph that the Claimant stand in no better or no worse position in terms of defense and indemnification vis-a-vis others that were Directors and Officers during the Claimant's tenure in such roles with the Respondent.

     6. Respondent, on behalf of itself, the Releasees, their collective predecessors, successors and assigns, hereby unconditionally releases, discharges and acquits Claimant, his successors, heirs, executors, administrators, and assigns from all actions, claims, causes of action, charges, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, demands, or any other type of relief of any nature whatsoever, whether known or unknown, whether statutory or common law, whether federal, state, or local, which the

Respondent, the Releasees or any of them, has asserted or could have asserted, now has, or ever had, against Claimant, his successors, heirs, executors, administrators, and assigns from the beginning of the world to the Effective Date. The paragraph is not intended to release personal, non-employment related claims of the current and/or former owners, stockholders, directors, officers or employees.

     7. It is the purpose of the mutual waiver and release paragraphs of this Agreement for the parties to effect a full general release of each other, except with respect to specifically stated exceptions or obligations stated hereunder.

     8. Should Claimant file a claim against Releasees with an agency or tribunal other than a court of law which claim arose prior to or on the date Claimant signs this Agreement and/or which claim related in any way to Claimant's employment with Respondent, separation from employment with Respondent and/or any matters or allegations which are the subject of the aforementioned allegations and contentions or otherwise, Claimant agrees to irrevocably and unconditionally release, acquit, and forever discharge Releasees from any and all liability which may result from that claim (including attorney's fees, costs actually incurred, and liquidated damages), of any nature whatsoever, and he will not participate in any recoveries which may result from that claim. This release includes, but is not limited to, any claims arising from any alleged violation by Releasees of any federal, state or local statutes, regulations, ordinances or common law causes of action in law and in equity, including but not limited to, those causes of action listed above.

     9. Claimant acknowledges that he has not heretofore filed any such claims against Releasees, and Respondent acknowledges that it has not heretofore filed any claims against Claimant. To the extent Claimant has previously filed such a claim, Claimant agrees to release, acquit and forever discharge the Releasees from any and all liability which may result from that claim, of any nature whatsoever, and will not participate in any recoveries which may result from that claim. To the extent Respondent has previously filed such a claim, Respondent agrees to release, acquit and forever discharge Claimant from any and all liability which may result from that claim, of any nature whatsoever, and will not participate in any recoveries which may result from that claim.

     10. Claimant agrees that he will be responsible for any income tax liability which may be imposed on the receipt of consideration provided hereunder including the Settlement Amount. Claimant also agrees to indemnify Respondent against and hold Respondent harmless from any and all liability for withholding taxes imposed by any federal, state or local taxing authority, as well as liability for any fines, penalties and interest which may be imposed on Respondent on the consideration including, the Settlement Amount, in the event of such determination by any taxing authority.

     11. Claimant agrees that he will not voluntarily assist others in bringing any type of claims against any of the Releasees, involving any matter allegedly occurring and/or occurring in the past up to the date of this Agreement, or involving and based upon any claims which are the subject of this Agreement, unless otherwise permitted or required by law or legal process (including subpoenas). Claimant acknowledges and agrees that his employment with Respondent has ended, that he will never knowingly apply for employment with Respondent or any subsidiary or affiliate and that he will not be so employed or have any business relationship with Respondent, unless requested to do so by the Respondent. Claimant further agrees that he is waiving any claim which he may have to reinstatement with Respondent under any contractual, statutory or common law cause of action. Claimant and Respondent (on behalf of itself and its

Managerial Level employees, and Directors ), agrees that each shall not defame, slander, or libel each other. Further, the Claimant agrees to assist the Respondent by making himself reasonably available and by complying with the reasonable requests of Respondent and Respondent's counsel, in the event that Respondent needs his testimony or other assistance while defending any claim, action or lawsuit brought by or against the Respondent or its affiliates, subsidiaries, employees, officers and directors, concerning any matter about which the Claimant has knowledge provided that Respondent shall pay for all reasonable disbursements approved in advance, and shall pay Claimant a per diem rate of $1,500 for his time spent with respect to assistance. Respondent also agrees to pay reasonable attorney's fees for Claimant's counsel should separate counsel be reasonably necessary.

     12. For and in consideration of the mutual covenants and promises contained herein, during the term of this Agreement, and for a period of five (5) years thereafter, neither Claimant nor any family member (defined for this purpose to include his spouse and children) or company, partnership or trust in which Claimant (or such family member) owns five (5%) percent or more of its equity or voting interests or for which Claimant serves as an employee, agent, officer, director, or partner will: (i) for the purposes of subparagraphs (ii) or (iii) hereafter, acquire, offer to acquire, or agree to acquire, directly or indirectly, by purchase or otherwise, any voting securities or direct or indirect rights or options to acquire any voting securities of Respondent in excess of 14.9% of the Respondent's issued and outstanding voting securities;
(ii) make, or in any way participate, directly or indirectly, in any "solicitation" of "proxies" to vote (as such terms are interpreted in the proxy rules of the Securities and Exchange Commission), or seek to advise or influence any person or entity with respect to the voting of any voting securities of Respondent, or (iii) form, join or in any way participate in a "group" within the meaning of


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Section 13 (d) (3) of the Securities Exchange Act of 1934 with respect to any voting securities of Respondent for the purpose of seeking to control the management, Board of Directors or policies of Respondent. Further, the parties acknowledge that Respondent would not have an adequate remedy at law for money damages in the event that this covenant were not performed in accordance with its terms and therefore Claimant agrees that Respondent shall be entitled to specific enforcement of the terms hereof in addition to any other remedy to which it may be entitled, at law or in equity.

     13. This Agreement shall not in any way be construed as an admission by Respondent of any acts of wrongdoing whatsoever against Claimant or any other person, and Respondent specifically disclaims any liability to Claimant or any other person, on the part of itself, its affiliates, its officers, employees, agents or parents.

     14. Claimant represents that he has not heretofore assigned or transferred, or purported to assign or transfer, to any person or entity, any claim or any portion of a claim covered by this Agreement.

     15. Claimant represents and acknowledges that in executing this Agreement he does not rely, and has not relied, upon any representation or statement made by Respondent, or any of the Releasees or their agents, representatives or attorneys with regard to the subject matter, basis, content or effect of this Agreement or otherwise.

     16. Claimant acknowledges that prior to the execution of this Agreement, he sought the advice and counsel of his attorney regarding the contents of this Agreement and that he was advised to do so in writing. Claimant acknowledges that he has entered into this Agreement knowingly, voluntarily and of his own free will.


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     17. Claimant acknowledges that he has been given a reasonable period of time of approximately twenty-one (21) days in which to consider the terms of this Agreement . To the extent Claimant wishes to execute this Agreement prior to the conclusion of the twenty-one (21) day period, Claimant acknowledges that he will only do so in a knowing and voluntary manner and of his own free will.

     18. Claimant acknowledges that for a period of seven (7) days following the execution of this Agreement, he may revoke the Agreement and the Agreement shall not become effective or enforceable until the revocation period has expired ("Effective Date"). Notice of Revocation must be given to Ginger D. Schroder at Buchanan Ingersoll, P.C., 268 Main Street, Suite 201, Buffalo, New York 14202. Claimant acknowledges that he shall not receive any of the benefits or consideration provided in this Agreement until the seven day revocation period has expired and the Agreement has not been revoked and all other conditions to payment of the Settlement Amount and other consideration have been satisfied.

     19. The parties agree that any changes to this Agreement, material or immaterial, will not restart the running of the twenty-one (21) day period referred to above. If Claimant revokes this Agreement, it shall be null and void and the obligations or entitlements of both parties under this Agreement shall be eliminated.

     20. This Agreement shall be binding upon Claimant and upon his heirs, administrators, representatives, executors, successors and assigns, and shall inure to the benefit of Respondent and any of the Releasees and each of them, and to their successors and assigns.

     21. This Agreement is made in the State of New Jersey and shall in all respects be interpreted, enforced and governed under the laws of said State, without regard to its choice of law provisions, as well as the laws of the United States of America. The language of all parts of this Agreement shall in all cases be construed as a whole and according to its fair meaning.

     22. Should any word, phrase, sentence, paragraph, clause or provision of this Agreement be declared or be determined by any court or other tribunal to be illegal or invalid, the validity of the remaining parts, terms or provision shall not be affected thereby and said illegal or invalid part, term, or provision shall be deemed not to be a part of this Agreement.

     23. As used in this Agreement, the singular or plural shall be deemed to include the other whenever the context so indicates or requires.

     24. The Parties hereto shall take such further action and execute such further instruments or documents as may be reasonably necessary to effectuate the purpose and intent of this Agreement.

     25. This Agreement sets forth the entire Agreement among the parties hereto, and fully supersedes any and all prior Agreements or understandings between the parties hereto pertaining to the subject matter hereof. The failure of either Respondent or Claimant to require the performance of any term or obligation of this Agreement or the waiver by either Respondent or Claimant of any breach of this Agreement, shall not prevent any subsequent enforcement of such term or obligation and shall not be deemed a waiver of any subsequent breach. No modification or waiver of any provision of this Agreement shall be effective unless in writing and signed by Respondent and Claimant.

     26. All notices, requests, demands or other communications hereunder must be in writing and shall be deemed to have been duly given if delivered by hand, mailed within the continental United States by certified or registered mail, postage prepaid, return receipt requested, or by a reputable overnight courier such as federal express, addressed to the party to whom the notice is directed at the "Notice Address" of such party. The Notice Address of each party is:

     If to Respondent:          Aquis Communications Group, Inc.
                                1719A Route 10
                                Suite 300
                                Parsippany, New Jersey 07054

     with a copy to:            Buchanan Ingersoll, P.C.
                                268 Main Street, Suite 201
                                Buffalo New York, 14202
                                Attn:  Ginger D. Schroder

                                AND

                                Buchanan Ingersoll, P.C.
                                One Oxford Centre, 20th Floor
                                301 Grant Street
                                Pittsburgh, PA 15219-1410
                                Attn:  Bryan Lawrence

     If to Claimant:             John X. Adiletta
                                42 Timber Rock Trail
                                Bernardsville, New Jersey 07924

     with a copy to:            Camhy Karlinsky & Stein LLP
                                1740 Broadway, 16th Floor
                                New York, New York 10019-4315
                                Attn:  Martin E. Karlinsky, Esq.

     27. This Agreement may be executed through the use of separate signature pages in multiple originals and in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same Agreement, binding on all parties, notwithstanding that all parties are not signatories to the same counterpart. The parties shall exchange original signed Agreements as soon as practicable following delivery and execution as aforesaid.

                 PLEASE READ CAREFULLY. THIS AGREEMENT INCLUDES
                    A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS

                                        AQUIS COMMUNICATIONS GROUP, INC.

                                        By:
                                           -------------------------------
                                        Name:
                                             -----------------------------

                                        Title:
                                             -----------------------------

                                        ATTORNEYS FOR RESPONDENT

                                        By:
                                           -------------------------------
                                             Ginger D. Schroder
                                             BUCHANAN INGERSOLL
                                             PROFESSIONAL CORPORATION
                                             268 Main Street - Ste. 201
                                             Buffalo, NY  14202
                                             (716) 853-2332

                                        CLAIMANT JOHN X. ADILETTA

Date:
     ------------------------           ----------------------------------

                                        ATTORNEY(S) FOR CLAIMANT

                                        ----------------------------------
                                            Tal B. Marnin, Esq.
                                            CAMHY KARLINSKY & STEIN LLP
                                            Attorneys for Claimant
                                            16th Floor
                                            1740 Broadway
                                            New York, N.Y. 10019
                                            (212) 977-6600

STATE OF NEW YORK   }

                     ss.

COUNTY OF NEW YORK  }

     I HEREBY CERTIFY that on this day before me, an officer duly qualified to take acknowledgments, personally appeared Claimant, JOHN X. ADILETTA, personally
known to me or who has produced         (type of identification) and has
acknowledged before me that he executed the foregoing freely and voluntarily for the purpose therein expressed, who did take an oath.

     WITNESS my hand and official seal at said County and State, this __ day of ____________, 2000.




                                           -------------------------------


                                           -------------------------------